Exhibit 1.1

Execution Version

SUMMIT MIDSTREAM PARTNERS, LP

$150,000,000 of Common Units Representing Limited Partner Interests

Equity Distribution Agreement

June 12, 2015

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

RBC Capital Markets, LLC

c/o Citigroup Global Markets Inc.

388 Greenwich Street
New York, New York, 10013

Ladies and Gentlemen:

Summit Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), Summit Midstream GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), and Summit Midstream Holdings, LLC, a Delaware limited liability company (“Summit Midstream” and, together with the Partnership and the General Partner, the “Partnership Parties”) confirm their agreement (this “Agreement”) with Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and RBC Capital Markets, LLC (each, a “Manager” and collectively, the “Managers”) as follows:

1.                                      Description of Units.  The Partnership proposes to issue and sell through or to the Managers, as sales agents and/or principals, common units representing limited partner interests in the Partnership (the “Common Units”), having an aggregate gross sales price of up to $150,000,000 (the “Units”), from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement.  For purposes of selling the Units through the Managers, the Partnership hereby appoints the Managers as exclusive agents of the Partnership for the purpose of selling the Units pursuant to this Agreement and each Manager agrees to use its commercially reasonable efforts to solicit purchases of the Units on the terms and subject to the conditions stated herein.  The Partnership agrees that whenever it determines to sell the Units directly to any Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement.  Certain terms used herein are defined in Section 20 hereof.

Summit Midstream, DFW Midstream Services LLC, a Delaware limited liability company (“DFW”), Grand River Gathering, LLC, a Delaware limited liability company (“Grand River”), Red Rock Gathering Company, LLC, a Delaware limited liability company (“Red Rock”), Ridgeline Gathering Company, LLC, a Delaware limited liability company (“Ridgeline”), Bison Midstream, LLC, a Delaware limited liability company (“Bison”), Epping Transmission Company, LLC, a Delaware limited liability company (“Epping”), and Polar Midstream, LLC, a Delaware limited liability company (“Polar”), are referred to collectively herein as the “Operating Subsidiaries.”  The Partnership Parties and the Operating Subsidiaries are referred to collectively herein as the “Partnership Entities.”

2.                                      Representations and Warranties.  The Partnership Parties represent and warrant to, and agree with, each of the Managers at the Execution Time and on each such time the following representations and warranties are repeated or deemed to be made pursuant to this Agreement, as set forth below.

(a)                     Registration.  The Partnership meets the requirements for use of Form S-3 under the Securities Act and has prepared and filed with the Commission a registration statement (File No. 333-191493) on Form S-3, including a related Base Prospectus, for registration under the Securities Act of the offering and sale of the Units. Such Registration Statement, including any amendments thereto filed prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made with respect to the Units has (i) been prepared by the Partnership in conformity with the requirements of the Securities Act, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act.  Copies of such Registration Statement and any amendment thereto have been delivered by the Partnership to the Managers. The Partnership has filed with the Commission the Prospectus Supplement relating to the Units in accordance with Rule 424(b). As filed, the Prospectus contains all information required by the Securities Act and the rules thereunder, and, except to the extent the Managers shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Managers prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made. The Registration Statement, at the Execution Time, each such time this representation is repeated or deemed to be made, and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Units, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

(b)                                 No Stop Order.  The Commission has not issued any order preventing or suspending the use of the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission.

(c)                                  Form of Documents.  The Registration Statement, on each Effective Date, at the Execution Time, at each Applicable Time, at each Settlement Date and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Units, conformed and will conform in all material respects, and any amendment to the Registration Statement and any Rule 462(b) Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations.  On the date of any filing pursuant to Rule 424(b), at the Execution Time, at each Applicable Time, on each Settlement Date and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Units, the Prospectus (together with any supplement thereto) conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations.  The documents incorporated by reference in the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the Rules and Regulations of the Commission thereunder.

(d)                                 Registration Statement Not Subject of Pending Proceeding.  The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Partnership is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Units.

(e)                                  No Material Misstatements or Omissions in the Registration Statement.  On each Effective Date, at the Execution Time, at each Applicable Time, at each Settlement Date and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Units, the Registration Statement did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Manager specifically for inclusion therein, which information is specified in Section 7(b).

(f)                                   No Material Misstatements or Omissions in the Prospectus.  On the date of any filing pursuant to Rule 424(b), at the Execution Time, at each Applicable Time, on each Settlement Date and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Units, the Prospectus (together with any supplement thereto) did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus (or any supplement thereto) in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Manager specifically for inclusion therein, which information is specified in Section 7(b).  The documents incorporated by reference in the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)                                  No Material Misstatements or Omissions in the Disclosure Package.  At the Execution Time, at each Applicable Time and at each Settlement Date, the Disclosure Package did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Manager specifically for inclusion therein, which information is specified in Section 7(b).

(h)                                 No Material Misstatements or Omissions in Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Disclosure Package at the Execution Time, at each Applicable Time and at each Settlement Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from any Issuer Free Writing Prospectus listed in Schedule I hereto in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Manager specifically for inclusion therein, which information is specified in Section 7(b).  The information included in each Issuer Free Writing Prospectus listed in Schedule I hereto does not conflict with the information contained in the Registration Statement or the Prospectus.

(i)                                     Issuer Free Writing Prospectuses Conform to the Requirements of the Securities Act.  At the Execution Time, at each Applicable Time and at each Settlement Date, each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Partnership has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and the Rules and Regulations.  The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative.  The Partnership has retained in accordance with the Securities Act and the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the Rules and Regulations.  The Partnership has taken all actions necessary so that any “road show” (as defined in Rule 433 under the Securities Act) in connection with the offering of the Units will not be required to be filed pursuant to the Securities Act and the Rules and Regulations thereunder.

(j)                                    Forward-Looking and Supporting Information. Each of the statements made by the Partnership in the Registration Statement and the Disclosure Package and to be made in the Prospectus (and any supplements thereto) within the coverage of Rule 175(b) under the Securities Act was made or will be made with a reasonable basis and in good faith.

(k)                                 Ineligible Issuer.  For purposes of each offering of the Units pursuant to transactions under this Agreement that are not firm commitment underwritings, the Partnership will be an “ineligible issuer” (as defined in Rule 405 of the Securities Act) as of each relevant eligibility determination date for purposes of Rules 164 and 433 under the Securities Act.  The Partnership has been since the time of initial filing of the Registration Statement and continues to be eligible to use Form S-3 for the offering of the Units.

(l)                                     Formation and Qualification of the Partnership Entities.  Each of the Partnership Entities has been duly formed, is validly existing and in good standing as a limited partnership or limited liability company, as the case may be, under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign limited partnership or limited liability company, as the case may be, in each jurisdiction (as set forth on Schedule II) in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing could not, in the aggregate, reasonably be expected to (i) have a material adverse effect on the condition (financial or otherwise), results of operations, members’ equity or partners’ capital, properties, business or prospects of the Partnership and its subsidiaries, taken as a whole (a “Material Adverse Effect”) or (ii) subject the limited partners of the Partnership to any material liability or disability.  Each of the Partnership Entities has all limited partnership or limited liability company power and authority, as the case may be, necessary to own or hold its properties and to conduct the businesses in which it is engaged.

(m)                             Power and Authority of General Partner.  The General Partner has, and at each Settlement Date and each Time of Delivery will have, full limited liability company power and authority to serve as general partner of the Partnership in all material respects as disclosed in the Registration Statement and the Prospectus.

(n)                                 Ownership of the General Partner. SMP Holdings owns a 100% membership interest in the General Partner; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (such agreement, together with any amendments and/or restatements thereof, the “General Partner LLC Agreement”) and is fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and SMP Holdings owns such membership interest free and clear of all liens, encumbrances, security interests, equities, charges or claims (“Liens”), except for (i) restrictions on transferability contained in the General Partner LLC Agreement or as described in the Registration Statement, the Disclosure Package and the Prospectus, if any, and (ii) Liens permitted or arising under or in connection with that certain Amended and Restated Credit Agreement, dated February 28, 2014, among SMP Holdings, as Borrower, the lenders party thereto from time to time, and The Royal Bank of Scotland, plc, as administrative and collateral agent, as amended to date (the “SMP Holdings Credit Agreement”).

(o)                                 Ownership of the General Partner Interest in the Partnership.  The General Partner is the sole general partner of the Partnership, with a 2.0% general partner interest in the Partnership (the “GP Interest”); the GP Interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of the Partnership (such agreement, together with any amendments and/or restatements thereof, the “Partnership Agreement”); and the General Partner owns the GP Interest free and clear of all Liens, except for restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement, the Disclosure Package and the Prospectus, if any.

(p)                                 Ownership of the Incentive Distribution Rights.  The General Partner owns all of the incentive distribution rights of the Partnership (the “Incentive Distribution Rights”); the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and the General Partner owns such Incentive Distribution Rights free and clear of all Liens, except for restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement, the Disclosure Package and the Prospectus, if any.

(q)                                 Ownership of the Sponsor Units.  As of the date hereof, SMP Holdings owns 5,293,571 Common Units and 24,409,850 subordinated units representing limited partner interests in the Partnership (the “Subordinated Units” and together with the Common Units owned by SMP Holdings, the “Sponsor Units”); and SMP Holdings owns all of the Sponsor Units free and clear of all Liens, except for (i) restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement, the Disclosure Package and the Prospectus, if any or (ii) Liens permitted or arising under or in connection with the SMP Holdings Credit Agreement.

(r)                                    Ownership of Summit Midstream.  The Partnership owns a 100% membership interest in Summit Midstream; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Summit Midstream (such agreement, together with any amendments and/or restatements thereof, the “Midstream LLC Agreement”) and are fully paid (to the extent required under the Midstream LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such membership interest is owned free and clear of all Liens, except for (i)

restrictions on transferability contained in the Midstream LLC Agreement or as described in the Registration Statement, the Disclosure Package and the Prospectus, if any, and (ii) Liens permitted or arising under or in connection with that certain Second Amended and Restated Credit Agreement, dated November 1, 2013, among Summit Midstream, as borrower, the lenders party thereto and The Royal Bank of Scotland plc, as administrative agent, as amended to date (the “Revolving Credit Agreement”).

(s)                                   Ownership of DFW.  Summit Midstream owns 100% of the outstanding membership interests of DFW; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of DFW (such agreement, together with any amendments and/or restatements thereof, the “DFW LLC Agreement”) and are fully paid (to the extent required under the DFW LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such membership interests are owned free and clear of all Liens, except for (i) restrictions on transferability contained in the DFW LLC Agreement or as described in the Registration Statement, the Disclosure Package and the Prospectus, if any, and (ii) Liens permitted or arising under or in connection with the Revolving Credit Agreement.

(t)                                    Ownership of Grand River.  Summit Midstream owns a 100% membership interest in Grand River, such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Grand River (such agreement, together with any amendments and/or restatements thereof, the “Grand River LLC Agreement”) and is fully paid (to the extent required under the Grand River LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such membership interest is owned free and clear of all Liens, except for (i) restrictions on transferability contained in the Grand River LLC Agreement or as described in the Registration Statement, the Disclosure Package and the Prospectus, if any, and (ii) Liens permitted or arising under or in connection with the Revolving Credit Agreement.

(u)                                 Ownership of Red Rock.  Grand River owns a 100% membership interest in Red Rock, such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Red Rock (such agreement, together with any amendments and/or restatements thereof, the “Red Rock LLC Agreement”) and is fully paid (to the extent required under the Red Rock LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such membership interest is owned free and clear of all Liens, except for (i) restrictions on transferability contained in the Red Rock LLC Agreement or as described in the Registration Statement, the Disclosure Package and the Prospectus, if any, and (ii) Liens permitted or arising under or in connection with the Revolving Credit Agreement.

(v)                                 Ownership of Ridgeline. Red Rock owns a 100% membership interest in Ridgeline, such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Ridgeline (such agreement, together with any amendments and/or restatements thereof, the “Ridgeline LLC

Agreement”) and is fully paid (to the extent required under the Ridgeline LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such membership interest is owned free and clear of all Liens, except for (i) restrictions on transferability contained in the Ridgeline LLC Agreement or as described in the Registration Statement, the Disclosure Package and the Prospectus, if any, and (ii) Liens permitted or arising under or in connection with the Revolving Credit Agreement.

(w)                               Ownership of Bison.  Summit Midstream owns a 100% membership interest in Bison, such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Bison (such agreement, together with any amendments and/or restatements thereof, the “Bison LLC Agreement”) and is fully paid (to the extent required under the Bison LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such membership interest is owned free and clear of all Liens, except for (i) restrictions on transferability contained in the Bison LLC Agreement or as described in the Registration Statement, the Disclosure Package and the Prospectus, if any, and (ii) Liens permitted or arising under or in connection with the Revolving Credit Agreement.

(x)                                 Ownership of Epping. Bison owns a 100% membership interest in Epping, such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Epping (such agreement, together with any amendments and/or restatements thereof, the “Epping LLC Agreement”) and is fully paid (to the extent required under the Epping LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such membership interest is owned free and clear of all Liens, except for (i) restrictions on transferability contained in the Epping LLC Agreement or as described in the Registration Statement, the Disclosure Package and the Prospectus, if any, and (ii) Liens permitted or arising under or in connection with the Revolving Credit Agreement.

(y)                                 Ownership of Polar. Bison owns a 100% membership interest in Polar, such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Polar (such agreement, together with any amendments and/or restatements thereof, the “Polar LLC Agreement” and, together with the Partnership Agreement, the General Partner LLC Agreement, the Midstream LLC Agreement, the DFW LLC Agreement, the Grand River LLC Agreement, the Red Rock LLC Agreement, the Ridgeline LLC Agreement, the Bison LLC Agreement and the Epping LLC Agreement, the “Organizational Agreements”) and is fully paid (to the extent required under the Polar LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such membership interest is owned free and clear of all Liens, except for (i) restrictions on transferability contained in the Polar LLC Agreement or as described in the Registration Statement, the Disclosure Package and the Prospectus, if any, and (ii) Liens permitted or arising under or in connection with the Revolving Credit Agreement.

(z)                                  Duly Authorized and Validly Issued Units.  At each Settlement Date and each Time of Delivery, if any, the Units to be sold by the Partnership and the limited partner interests represented thereby will have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(aa)                          Capitalization of the Partnership.  At the Execution Time, the issued and outstanding partnership interests of the Partnership will consist of 41,972,093 Common Units, 24,409,850 Subordinated Units, the GP Interest and the Incentive Distribution Rights. All outstanding Common Units and Subordinated Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(bb)                          No Other Subsidiaries.  Other than the GP Interest, the Incentive Distribution Rights and the limited liability company interests and capital stock in the Operating Subsidiaries and Summit Finance Corp., a Delaware corporation (“Summit Finance”), as applicable, the General Partner does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.  Other than the Partnership’s 100% direct or indirect ownership of each of the Operating Subsidiaries and Summit Finance, the Partnership does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Summit Finance was formed for the sole purpose of being a co-issuer of the Partnership’s debt securities and has no operating assets.

(cc)                            Conformity of Units to Descriptions.  The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, will conform in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus.

(dd)                          No Equity Securities, Options, Preemptive Rights, Registration Rights, or Other Rights.  Except as described in the Registration Statement and the Prospectus, there are no profits interests or other equity interests, options, warrants, preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of any of the Partnership Entities, in each case pursuant to the Organizational Agreements, the certificates of limited partnership or formation or any other organizational documents of any such Partnership Entity or any other agreement or other instrument to which any such Partnership Entity is a party or by which any such Partnership Entity may be bound. Except with respect to any such rights that have been effectively waived or as provided in the Partnership Agreement, neither the filing of the Registration Statement nor the offering or sale of the

Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership.

(ee)                            Authority and Authorization.  Each of the Partnership Parties has all requisite power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder.  The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Units to be sold by the Partnership, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and the Prospectus.  On each Effective Date, at the Execution Time, at each Applicable Time and at each Settlement Date, all limited partnership or limited liability company action, as the case may be, required to be taken by any of the Partnership Entities or any of their respective unitholders, members, partners or stockholders for the authorization, issuance, sale and delivery of the Units to be sold by the Partnership, and the consummation of any other transactions contemplated by this Agreement, shall have been validly taken.

(ff)                              Authorization, Execution and Delivery of the Equity Distribution Agreement. This Agreement has been duly authorized and validly executed and delivered by or on behalf of each of the Partnership Parties.

(gg)                            Authorization, Execution, Delivery and Enforceability of the Organizational Agreements.  The Organizational Agreements have been duly authorized, executed and delivered by the parties thereto, and are valid and legally binding agreements of such parties, enforceable against such parties in accordance with their terms; provided, that, with respect to each such agreement, the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(hh)                          No Conflicts.  None of (i) the offering, issuance or sale of the Units as described in the Registration Statement and the Prospectus, (ii) the execution, delivery and performance of this Agreement by the Partnership Parties, (iii) the consummation of the transactions contemplated by this Agreement or (iv) the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Prospectus (A) conflicts with or will conflict with or constitutes or will constitute a violation of the Organizational Agreements, certificates of limited partnership or formation or conversion or other governing document of any of the Partnership Entities (collectively, the “Organizational Documents”), (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a change of control or default (or an event that, with notice or lapse of time or both, would constitute such an event) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law, regulation, ruling or any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is a party or is bound or (D) results or will result in the creation or imposition of any Lien (other than Liens arising under or in connection with the Revolving Credit Agreement) upon any property or assets of any of the Partnership Entities, except with respect to clauses (B), (C) and (D) for any such conflicts, violations, breaches, defaults or Liens that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii)                                  No Consents.  No consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties or assets is required in connection with (i) the offering or sale of the Units as described in the Registration Statement and the Prospectus, (ii) the execution, delivery and performance of this Agreement by the Partnership Parties, (iii) the consummation of the transactions contemplated by this Agreement or (iv) the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Prospectus, except (A) for registration of the Units under the Securities Act and consents required under the Exchange Act, applicable state securities or “Blue Sky” laws, and the rules of FINRA in connection with the purchase and distribution of the Units by the Managers, (B) for such consents that have been, or prior to each Settlement Date will be, obtained or made, (C) for such consents that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a material and adverse effect on the consummation of the transactions contemplated by this Agreement, and (D) as described in the Registration Statement and the Prospectus.

(jj)                                No Defaults.  None of the Partnership Entities is in (i) violation of its Organizational Documents, (ii) violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it or any of its properties or (iii) breach, default (or an event that, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation in the cases of clause (ii) or (iii), would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(kk)                          Financial Statements.  The financial statements (including the related notes and supporting schedules) and other financial information included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods indicated, except to the extent disclosed therein. The summary historical financial and operating data included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements from which they have been derived, except as described therein.  The other financial information of the Partnership (or its predecessor for accounting purposes), including non-GAAP financial measures included or incorporated by reference in the Registration Statement and the Prospectus, has been derived from the accounting records of the Partnership Entities or their predecessors for accounting purposes, fairly presents in all material respects the information purported to be shown thereby and complies with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.  There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement or the Prospectus that are not so included as required and the Partnership Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto) or the Prospectus.

(ll)                                  Independent Registered Public Accounting Firm.  Deloitte & Touche LLP, who has certified certain financial statements of the Partnership and its consolidated subsidiaries (including the related notes thereto), whose reports appear in the Registration Statement and the Prospectus, or are incorporated by reference therein, is and was during the periods covered by such financial statements an independent registered public accounting firm with respect to the Partnership as required by the Securities Act and the Public Company Accounting Oversight Board.

(mm)                  Books and Records.  The Partnership maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(nn)                          Disclosure Controls and Procedures. (i) The Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), and (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports to be filed or submitted under the Exchange Act is accumulated and communicated to the Partnership and the principal executive officer and principal financial officer of the General Partner to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.

(oo)                          No Changes in Internal Controls.  Since the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by Deloitte & Touche, LLP, (i) the Partnership has not been advised of (A) any significant deficiencies in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the ability of the Partnership Entities to record, process, summarize and report financial information, or any material weaknesses in internal controls over financial reporting of the Partnership Entities or (B) any fraud, whether or not material, that involves management or other employees of any Partnership Entity who have a significant role in the Partnership Entities’ internal control over financial reporting and (ii) there have been no changes in the Partnership Entities’ internal control over financial reporting that have materially affected or are reasonably likely to material affect the Partnership Entities’ internal controls over financial reporting.

(pp)                          Sarbanes-Oxley Act of 2002.  There is and has been no failure on the part of the Partnership or, to the knowledge of the Partnership Parties, any of the General Partner’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 or any rule or regulation promulgated in connection therewith or the rules of The New York Stock Exchange, in each case that are effective and applicable to the Partnership.

(qq)                          No Material Changes.  Except as described in the Registration Statement and the Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, none of the Partnership Entities has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) issued or granted any securities, (iii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any material transaction not in the ordinary course of business or (v) declared or paid any distribution or dividend on its equity interests, and since such date, there has not been any change in the partnership or limited liability interests, as applicable, or long-term debt of any of the Partnership Entities or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, partners’ capital, properties, management, business or prospects of the Partnership Entities taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(rr)                                Title to Properties.  Each of the Partnership Entities has good and indefeasible title to all real property owned in fee by the Partnership Entities (excluding easements or rights-of-way) and good title to all personal property owned by it, in each case free and clear of all Liens except (i) as described in the Registration Statement and the Prospectus, (ii) such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by any of the Partnership Entities or (iii) that arise under or are expressly permitted by the

Revolving Credit Agreement.  All assets held under lease by each of the Partnership Entities are held by it under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made or proposed to be made of such assets by any of the Partnership Entities as described in the Registration Statement and the Prospectus.

(ss)                              Rights of Way.  Each of the Partnership Entities has such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described, subject to the limitations described in the Registration Statement and the Prospectus, if any, except for (i) qualifications, reservations and encumbrances with respect thereto that would not have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Entities has, and at each Representation Date (as defined in Section 4(k)), Applicable Time and Settlement Date will have, fulfilled and performed, in all material respects, its obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that, individually or in the aggregate, would not have a Material Adverse Effect; and none of such rights-of-way contains any restriction that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(tt)                                Permits.  Each of the Partnership Entities has such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own its properties and conduct its business in the manner described in the Registration Statement and the Prospectus, except for any of the foregoing that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each of the Partnership Entities has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect.  No event has occurred that would prevent the Permits from being renewed or reissued or which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such Permit, except for such non-renewals, non-issuances, revocations, terminations and impairments that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(uu)                          Intellectual Property.  Each of the Partnership Entities owns, licenses or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of its business and has no reason to believe that the conduct of its business conflicts with, and has not received any notice of any claim of conflict with, any such rights of others.

(vv)                          Legal Proceedings.  Except as disclosed in the Registration Statement or the Prospectus, there are no legal or governmental proceedings pending to which any of the Partnership Entities is a party or of which any property or assets of any of the Partnership Entities is the subject that could, in the aggregate, reasonably be expected to have a Material Adverse Effect or could, in the aggregate, reasonably be expected to have a material adverse effect on the performance by any Partnership Entity of this Agreement or the consummation of the transactions contemplated hereby; and to the Partnership Parties’ knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(ww)                      Contracts to be Described or Filed.  There are no contracts or other documents required to be described in the Registration Statement or the Prospectus or filed as exhibits to the Registration Statement, that are not described and filed as required.  The statements made in the Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and filed, constitute accurate summaries of the terms of such contracts and documents in all material respects.  Each such contract and other document is in full force and effect and (assuming that such contracts and documents constitute the legal, valid and binding obligation of the other persons party thereto) is valid and enforceable by and against the Partnership Entities, as the case may be, in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as would not reasonably be expected to have a Material Adverse Effect.  The Partnership Parties have no knowledge that any other party to any such contract or other document has any intention not to render full performance as contemplated by the terms thereof.

(xx)                          Summaries of Law.  Statements made in the Prospectus insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, or legal or governmental proceedings, constitute accurate summaries of the terms of such statutes, rules and regulations, and legal and governmental proceedings.

(yy)                          Insurance.  Each of the Partnership Entities carries, or is covered by, insurance from reputable insurers in such amounts and covering such risks as is reasonably adequate for the conduct of its businesses and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.  All policies of insurance of any of the Partnership Entities are in full force and effect; each of the Partnership Entities is in compliance with the terms of such policies in all material respects; and none of the Partnership Entities has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance.  There are no claims by any of the Partnership Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause and none of the Partnership Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect.

(zz)                            Certain Relationships and Related Party Transactions.  No relationship, direct or indirect, exists between or among any of the Partnership Entities, on the one hand, and any “affiliate,” equity holder, director, manager, officer, customer or supplier of any of the Partnership Entities, on the other hand, that is required by the Securities Act to be disclosed in the Registration Statement and the Prospectus that is not so disclosed. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any Partnership Entity to or for the benefit of any of the officers, directors or managers of any Partnership Entity or their respective family members.

(aaa)                   No Labor Dispute.  No labor disturbance by or dispute with the employees of any of the Partnership Entities exists or, to the knowledge of the Partnership Parties, is imminent or threatened that could reasonably be expected to have a Material Adverse Effect.

(bbb)                   Environmental Compliance.  (i) Each of the Partnership Entities is, and at all times prior hereto has been, in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional or local authority, relating to pollution, the protection of human health or safety, the environment, natural resources, or the use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) no Partnership Entity has received notice or otherwise has knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals or liability would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  Except as described in the Registration Statement and the Prospectus, (x) there are no proceedings that are pending, or known to be contemplated, against any of the Partnership Entities under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) none of the Partnership Entities is aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of any of the Partnership Entities, and (z)

none of the Partnership Entities anticipates material capital expenditures relating to Environmental Laws.

(ccc)                      Tax Returns.  The Partnership Entities have filed all federal, state, local and foreign tax returns required to be filed through the date hereof (which returns are complete and correct in all material respects), subject to permitted extensions, and have timely paid all taxes due, and no tax deficiency has been determined adversely to the Partnership Entities, nor does any of the Partnership Parties have any knowledge of any tax deficiencies that have been, or could reasonably be expected to be, asserted against the Partnership Entities that could, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ddd)                   ERISA. (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Partnership or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (C) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), and (D) neither the Partnership nor any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA); and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(eee)                      Statistical and Market-Related Data.  The statistical and market-related data included or incorporated by reference in the Prospectus and the consolidated financial statements of the Partnership and the Predecessor included or incorporated by reference in the Prospectus are based on or derived from sources that the Partnership believes to be reliable in all material respects.

(fff)                         Investment Company.  None of the Partnership Entities is, and as of each applicable Representation Date, Applicable Time and Settlement Date, after giving effect to the offer and sale of the Units and the application of the proceeds therefrom as described under “Use of Proceeds” in the Prospectus, none of them will be, (i) an

“investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder, or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(ggg)                      No Brokers.  None of the Partnership Entities is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Managers for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Units.

(hhh)                   Stabilization.  The Partnership and its affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Units.

(iii)                               NYSE Listing of Units. The Units have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the New York Stock Exchange (“NYSE”).

(jjj)                            Distribution of Offering Materials.  None of the Partnership Entities has distributed or will distribute any offering material in connection with the offering and sale of the Units other than the Prospectus, any Issuer Free Writing Prospectus to which the Managers have consented in accordance with this Agreement and any Issuer Free Writing Prospectus set forth on Schedule I hereto.

(kkk)                   Anti-Corruption.  None of the Partnership Entities nor, to the knowledge of the Partnership Parties, any director, officer, agent, employee or other person associated with or acting on behalf of any of the Partnership Entities, has (i) used any of its funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from its funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(lll)                               Money Laundering.  The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Partnership Entity with respect to the Money Laundering Laws is pending or, to the knowledge of any of the Partnership Entities, threatened.

(mmm)       OFAC.  None of the Partnership Entities nor, to the knowledge of the Partnership Parties, any director, officer, agent, employee or affiliate of the Partnership Entities is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(nnn)                   Distribution Restrictions.  None of the Operating Subsidiaries is currently prohibited, directly or indirectly, from paying any distributions to the Partnership, from making any other distribution on such subsidiary’s equity interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership.

(ooo)                   XBRL.  The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ppp)                   FINRA Affiliations. To the knowledge of the Partnership Parties, there are no affiliations or associations between any member of the FINRA and any of the General Partner’s officers or directors or the Partnership’s 5% or greater security holders, except as described in the Registration Statement, the Disclosure Package and the Prospectus.

(qqq)                   Actively Traded Security.  The Common Units are an “actively traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(rrr)                            Other Sales Agency Agreements. The Partnership is not a party to any other ongoing sales agency agreements or other similar arrangements with any agent or any other representative in respect of at the market offerings of the Units in accordance with Rule 415(a)(4) of the Securities Act.

Any certificate signed by any officer of the General Partner and delivered to the Managers or counsel for the Managers in connection with this Agreement or any Terms Agreement shall be deemed a representation and warranty by the Partnership Parties, as to matters covered thereby, to the Managers.

3.                                      Sale and Delivery of Units.

(a)                                 Sale of Units by Managers, as Sales Agents.  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to issue and sell Units from time to time through the Managers, acting as sales agents, and each Manager agrees to use its commercially reasonable efforts to sell, as sales agent for the Partnership, the Units on the following terms.

(i)                                     The Units are to be sold on a daily basis or otherwise as shall be agreed to by the Partnership and any Manager on any day that (A) is a trading day for the NYSE, (B) the Partnership, through either the General Partner’s President and Chief Executive Officer or Chief Financial Officer (the “Authorized Partnership Representatives”), has instructed such Manager by telephone (confirmed promptly by electronic mail) to make such sales and (C) the Partnership has satisfied its obligations under Section 6 of this Agreement.  The Partnership will designate the maximum amount of the Units to be sold by such Manager daily as agreed to by such Manager (in any event not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per Unit at which such Units may be sold.  Subject to the terms and conditions hereof, such Manager shall use its commercially reasonable efforts to sell on a particular day all of the Units designated for the sale by the Partnership on such day.  The gross sales price of the Units sold under this Section 3(a) shall be the market price for the Common Units sold by such Manager under this Section 3(a) on the NYSE at the time of sale of such Units.  For the avoidance of doubt, the Partnership shall submit instructions to sell Units to only one Manager, if any, on any single trading day.

(ii)                                  The Partnership acknowledges and agrees that (A) there can be no assurance that any Manager will be successful in selling the Units, (B) no Manager will incur any liability or obligation to the Partnership or any other person or entity if such Manager does not sell Units for any reason other than a failure by such Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Units as required under this Agreement, and (C) no Manager shall be under any obligation to purchase Units on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by such Manager and the Partnership in writing pursuant to a Terms Agreement.

(iii)                               The Partnership shall not authorize the issuance and sale of, and no Manager shall be obligated to use its commercially reasonable efforts to sell, any Units at a price lower than the minimum price therefor designated from time to time by the General Partner’s Board of Directors (the “Board”), the Authorized Partnership Representatives or a duly authorized committee thereof, and notified to such Manager in writing.  The Partnership or any Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend the offering of the Units with respect to which such Manager is acting as sales agent for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Units sold hereunder prior to the giving of such notice.

(iv)                              Each Manager hereby covenants and agrees not to make any sales of the Units on behalf of the Partnership, pursuant to this Section 3(a), other than (A) by means of ordinary brokers’ transactions between members of the NYSE that qualify for delivery of a Prospectus to the NYSE in accordance with Rule 153 of the Securities Act and the Rules and Regulations (such transactions are hereinafter referred to as “Continuous Offerings”) and (B) such other sales of the Units on behalf of the Partnership in its capacity as agent of the Partnership as shall be agreed by the Partnership and such Manager pursuant to a Terms Agreement.

(v)                                 The compensation to each Manager for sales of the Units with respect to which such Manager acts as sales agent under this Agreement shall be up to 2.0% of the gross sales price of the Units sold pursuant to this Section 3(a) and payable as described in the succeeding subsection (vi) below.  The foregoing rate of compensation shall not apply when such Manager acts as principal, in which case the Partnership may sell Units to such Manager as principal at a price agreed upon at the relevant Applicable Time pursuant to a Terms Agreement.  The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Transaction Fees”), shall constitute the net proceeds to the Partnership for such Units (the “Net Proceeds”).

(vi)                              Each Manager shall provide written confirmation (which may be by facsimile or electronic mail) to the Partnership following the close of trading on the NYSE each day in which the Units are sold under this Section 3(a) setting forth the number of the Units sold on such day, the aggregate gross sales proceeds and the Net Proceeds to the Partnership, and the compensation payable by the Partnership to such Manager with respect to such sales.  Such compensation shall be set forth and invoiced in periodic statements from such Manager to the Partnership, with payment to be made by the Partnership promptly after its receipt thereof.

(vii)                           Settlement for sales of the Units pursuant to this Section 3(a) will occur on the third Business Day following the date on which such sales are made (each such day, a “Settlement Date”).  On each Settlement Date, the Units sold through any Manager for settlement on such date shall be issued and delivered by the Partnership to such Manager against payment of the aggregate gross sales proceeds less any Transaction Fees for the sale of such Units.  Settlement for all such Units shall be effected by free delivery of the Units to such Manager’s account at The Depository Trust Company (“DTC”) in return for payments in same day funds delivered to the account designated by the Partnership.  If the Partnership or its transfer agent (if applicable) shall default on its obligation to deliver the Units on any Settlement Date, the Partnership Parties shall (A) indemnify and hold such Manager harmless against any loss, claim or damage arising from or as a result of such default by the Partnership and (B) pay such Manager any commission to which it would otherwise be entitled absent such default. If any Manager breaches this Agreement by failing to deliver the aggregate gross sales proceeds less any Transaction Fees to the Partnership on any Settlement Date for the Units delivered by the Partnership, such Manager will pay the Partnership interest based on the effective overnight federal funds rate on such unpaid amount less any compensation due to such Manager.

(viii)                        At each Applicable Time, Settlement Date and Representation Date (as defined in Section 4(k)), the Partnership shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, modified as necessary to relate to the Registration Statement and the Prospectus as amended as of such date and to reflect such necessary modifications as are not material and approved by the Managers in advance. Any obligation of any Manager to use its commercially reasonable efforts to sell the Units on behalf of the Partnership shall be subject to the continuing accuracy of the representations and warranties of the Partnership Parties herein, to the performance by the Partnership Parties of their obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(b)                                 Sale of Units by Managers as Principals.  If the Partnership wishes to issue and sell the Units pursuant to this Agreement but other than as set forth in Section 3(a) of this Agreement (each, a “Placement”), it will notify the Managers of the proposed terms of such Placement.  If any Manager, each acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Partnership wishes to accept amended terms, such Manager(s) and the Partnership will enter into a Terms Agreement setting forth the terms of such Placement.  The terms set forth in a Terms Agreement will not be binding on the Partnership or such Manager(s) unless and until the Partnership and such Manager(s) have each executed such Terms Agreement accepting all of the terms of such Terms Agreement.  In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(c)                                  Terms Agreement.  Each sale of the Units to any Manager shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Units to, and the purchase thereof by, such Manager.  A Terms Agreement may also specify certain provisions relating to the reoffering of such Units by such Manager.  The commitment of any Manager to purchase the Units pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Partnership Parties herein contained and shall be subject to the terms and conditions herein set forth.  Each Terms Agreement shall specify the number of the Units to be purchased by such Manager pursuant thereto, the price to be paid to the Partnership for such Units, any provisions relating to rights of, and default by, underwriters acting together with such Manager in the reoffering of the Units, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Units.  Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 of this Agreement and any other information or documents required by such Manager.

(d)                                 Limitations on Number and Amount of Units Sold.  Under no circumstances shall the number and aggregate amount of the Units sold pursuant to this Agreement and any Terms Agreement exceed (i) the aggregate amount set forth in Section 1, (ii) the number of Common Units available for issuance under the currently effective Registration Statement or (iii) the number and aggregate amount of the Units authorized from time to time to be issued and sold under this Agreement by the Board, or a duly authorized committee thereof, and notified to the Managers in writing.

(e)                                  Regulation M Exemption.  If any party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Units, it shall promptly notify the other parties and sales of the Units under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(f)                                   Notwithstanding any other provision of this Agreement, the Partnership shall not request the sale of any Units that would be sold, and the Managers shall not be obligated to sell, during any period in which the Partnership’s insider trading policy, as it exists at such time of request, would prohibit the purchases or sales of the Partnership’s Common Units by the General Partner’s officers or directors, or during any other period in which the Partnership is, or could be deemed to be, in possession of material non-public information; provided that, unless otherwise agreed between the Partnership and the Managers, for purposes of this paragraph (f) such period shall be deemed to end on the date on which the Partnership’s next subsequent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, is filed with the Commission.

4.                                      Agreements.  Each of the Partnership Parties, jointly and severally, covenants and agrees with each Manager that:

(a)                                 Filing of Amendment or Supplement.  During any period when the delivery of a prospectus relating to the Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Securities Act, the Partnership will not file any amendment of the Registration Statement or supplement (including the Prospectus Supplement) to the Base Prospectus or any Rule 462(b) Registration Statement unless the Partnership has furnished to the Managers a copy for their review prior to filing and will not file any such proposed amendment or supplement to which any Manager reasonably objects.  The Partnership has properly completed the Prospectus, in a form approved by the Managers, and filed such Prospectus, as amended at the Execution Time, with the Commission pursuant to the applicable paragraph of Rule 424(b) by the Execution Time and will cause any supplement to the Prospectus to be properly completed, in a form approved by the Managers, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence satisfactory to the Managers of such timely filing.  The Partnership will promptly advise the Managers (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, during any period when the delivery of a prospectus (whether physically or through compliance with Rule 172 or any similar rule) is required under the Securities Act in connection with the offering or sale of the Units, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the

Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Partnership will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)                                 Material Misstatements or Omissions in Disclosure Package.  If, at any time on or after an Applicable Time but prior to the related Settlement Date or Time of Delivery, any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Partnership will (i) notify promptly the Managers so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Managers in such quantities as the Managers may reasonably request.

(c)                                  Material Misstatements or Omissions in Prospectus.  During any period when the delivery of a prospectus relating to the Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Partnership promptly will (i) notify the Managers of any such event, (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to the Managers in such quantities as the Managers may reasonably request.

(d)                                 Reports to Security Holders and Managers.  As soon as practicable, the Partnership will make generally available to its security holders and to the Managers an earnings statement or statements of the Partnership and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158.

(e)                                  Copies of Documents.  The Partnership will furnish to the Managers and counsel for the Managers, without charge, as many copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by any Manager or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto and any documents incorporated by reference therein as the Managers may reasonably request.  The Partnership will pay the expenses of printing or other production of all documents relating to the offering.

(f)                                   Qualification of Units.  The Partnership will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as the Managers may designate and will maintain such qualifications in effect so long as required for the distribution of the Units; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.

(g)                                  No Issuer Free Writing Prospectus.  The Partnership agrees that, unless it has or shall have obtained the prior written consent of the Managers, and the Managers agree with the Partnership that, unless they have or shall have obtained, as the case may be, the prior written consent of the Partnership, it has not made and will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule I hereto.  Any such free writing prospectus consented to by the Managers or the Partnership is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Partnership agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h)                                 Limitations on Sale of Common Units.  At any time that sales of the Units have been made but not settled or at any time the Partnership has outstanding with any Manager any instructions to sell Units but such instructions have not been fulfilled or cancelled, the Partnership will not offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership or any affiliate of the Partnership or any person in privity with the Partnership or any affiliate of the Partnership) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Common Units or any securities convertible into, or exercisable, or exchangeable for, Common Units; or publicly announce an intention to effect any such transaction without (i) giving the Managers at least three Business Days’ prior written notice specifying the nature of the proposed transaction and the date of such proposed transaction and (ii) the Managers suspending acting under this Agreement for such period of time requested by the Partnership or as deemed appropriate by the Managers in light of the proposed transaction; provided, however, that the Partnership may issue and sell Common Units pursuant to this Agreement or any Terms Agreement, any employee unit option plan, unit ownership plan or dividend reinvestment plan of the Partnership in effect at the Execution Time and the Partnership may issue Common Units issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time.

(i)                                     Market Stabilization. The Partnership will not (i) take, directly or indirectly, any action designed to or that would constitute or that could reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units or (ii) sell, bid for, purchase or pay any person (other than as contemplated by this Agreement or any Terms Agreement) any compensation for soliciting purchases of the Units.

(j)                                    Notifications to Managers.  The Partnership will, at any time during the term of this Agreement, as supplemented from time to time, advise the Managers immediately after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Managers pursuant to Section 6 herein.

(k)                                 Certificates.  On June 12, 2015 (the “First Representation Date”), upon the recommencement of the offering of the Units under this Agreement following the termination of a suspension of sales hereunder and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than a prospectus supplement relating solely to the offering of securities other than the Units or an amendment or supplement effected by the filing with the Commission of any document incorporated by reference therein which shall be subject to the provisions of subclauses (ii) and (iv) below), (ii) the Partnership shall file an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q, (iii) the Units are delivered to any Manager as principal at the Time of Delivery pursuant to a Terms Agreement, or (iv) otherwise as the Managers may reasonably request (such commencement or recommencement date and each such date referred to in (i), (ii), (iii) and (iv) above, a “Representation Date”), the General Partner shall furnish or cause to be furnished to the Managers forthwith a certificate dated and delivered the date of the First Representation Date or such Representation Date, as the case may be, of the same tenor as the certificate referred to in Section 6(f) of this Agreement, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(l)                                     Partnership Entities’ Counsel Opinion.  On the First Representation Date and on each Representation Date, the Partnership shall furnish or cause to be furnished forthwith to the Managers and to counsel to the Managers a written opinion, 10b-5 statement and opinion regarding certain tax matters of Latham & Watkins LLP, counsel to the Partnership Entities, dated and delivered the date of the First Representation Date or such Representation Date, as the case may be, in form and substance satisfactory to the Managers, of the same tenor as the opinions referred to in Section 6(b) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(m)                             General Counsel Opinion.  On the First Representation Date and on each Representation Date, the Partnership shall furnish or cause to be furnished forthwith to the Managers and to counsel to the Managers a written opinion of Brock M. Degeyter, as general counsel to the General Partner, dated and delivered the date of the First Representation Date or such Representation Date, as the case may be, in form and substance satisfactory to the Managers, of the same tenor as the opinions referred to in Section 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(n)                                 Local Counsel Opinion.  On the First Representation Date and on each Representation Date, Richards, Layton & Finger P.A., special counsel to the Partnership, shall deliver a written opinion, dated and delivered the date of the First Representation Date or such Representation Date, as the case may be, in form and substance satisfactory to the Managers, of the same tenor as the opinions referred to in Section 6(d) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(o)                                 Managers’ Counsel Opinion.  On the First Representation Date and on each Representation Date, Baker Botts L.L.P., counsel to the Managers, shall deliver a written opinion, dated and delivered the date of the First Representation Date or such Representation Date, as the case may be, in form and substance satisfactory to the Managers, of the same tenor as the opinions referred to in Section 6(e) of this Agreement but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(p)                                 Letter of Independent Accountants.  On the First Representation Date, upon the recommencement of the offering of the Units under this Agreement following the termination of a suspension of sales hereunder, and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional amended financial information, (ii) the Units are delivered to any Manager as principal at a Time of Delivery pursuant to a Terms Agreement, (iii) the Partnership files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, or (iv) at any Manager’s request and upon reasonable advance notice to the Partnership, there is filed with the Commission any document which contains financial information (other than an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q) incorporated by reference into the Prospectus, the Partnership shall cause Deloitte & Touche LLP, or other independent accountants satisfactory to the Managers forthwith, to furnish the Managers a letter, dated the date of the First Representation Date, recommencement, effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the Time of Delivery, as the case may be, in form and substance satisfactory to the Managers, of the same tenor as the letter referred to in Section 6(g) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(q)                                 The obligations of any party contained in Sections 4(k), 4(l), 4(m), 4(n), 4(o) or 4(p) may be satisfied by delivery on an alternative date; provided, however, that such alternative date is mutually agreed upon by the Partnership and the Managers.

(r)                                    Due Diligence.  On the First Representation Date and on each Representation Date thereafter, the Partnership will conduct a due diligence session, in form and substance satisfactory to the Managers, which shall include representatives of the management and the independent accountants of the Partnership.  The Partnership shall cooperate timely with any reasonable due diligence request from or review conducted by the Managers or its agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate corporate officers and the Partnership’s agents during regular business hours and at the Partnership’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Partnership, its officers and its agents, as the Managers may reasonably request.

(s)                                   Manager Trading.  The Partnership consents to any Manager trading in the Common Units for such Manager’s own account and for the account of its clients at the same time as sales of the Units occur pursuant to this Agreement or pursuant to a Terms Agreement.

(t)                                    Disclosures in Periodic Reports.  The Partnership will disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of Units sold through the Managers under this Agreement, the Net Proceeds to the Partnership and the compensation paid by the Partnership with respect to sales of Units pursuant to this Agreement during the relevant quarter.

(u)                                 Failure of Certain Conditions.  If to the knowledge of the Partnership, the conditions set forth in Section 6(a), 6(h) or 6(i) shall not be true and correct on each Settlement Date and each Time of Delivery, if any, the Partnership will offer to any person who has agreed to purchase Units from the Partnership as the result of the sale of Common Units by any Manager the right to refuse to purchase and pay for such Units.

(v)                                 Acceptance of Offer to Purchase.  Each acceptance by the Partnership of an offer to purchase the Units hereunder, and each execution and delivery by the Partnership of a Terms Agreement, shall be deemed to be an affirmation to the Managers that the representations and warranties of the Partnership Parties contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Units relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Units).

(w)                               Sufficient Common Units for Issuance.  The Partnership shall ensure that there are at all times sufficient Common Units to provide for the issuance, free of any preemptive rights, out of its authorized but unissued Common Units or Common Units held in treasury, of the maximum aggregate number of Units authorized for issuance by the Board pursuant to the terms of this Agreement.  The Partnership will use its commercially reasonable efforts to cause the Units to be listed for trading on the NYSE and to maintain such listing.

(x)                                 Delivery of Prospectus.  During any period when the delivery of a prospectus relating to the Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Securities Act, the Partnership will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder.

(y)                                 DTC.  The Partnership shall cooperate with the Managers and use its commercially reasonable efforts to permit the Units to be eligible for clearance and settlement through the facilities of DTC.

(z)                                  Use of Proceeds. The Partnership will apply the Net Proceeds from the sale of the Units in the manner set forth in the Prospectus.

(aa)                          Disclosure of Sales. The Partnership will disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of Units sold through the Managers, the Net Proceeds to the Partnership and the compensation payable by the Partnership to the Managers with respect to such Units.

5.                                      Payment of Expenses.

(a)                                 The Partnership agrees to pay the costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated, including without limitation:  (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the registration of the Units under the Exchange Act and the listing of the Units on the NYSE; (vi) any registration or qualification of the Units for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Managers relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Managers relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Partnership representatives in connection with presentations to prospective purchasers of the Units; (ix) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; (x) the reasonable documented out-of-pocket fees, disbursements and expenses of counsel for the Managers (which shall be one outside counsel for all Managers unless otherwise agreed by the Partnership) in connection with this Agreement and the Registration Statement and ongoing services in connection with the transactions contemplated hereunder; and (xi) all other costs and expenses incident to the performance by the Partnership of its obligations hereunder. Notwithstanding the foregoing, except as provided in this Section 5(a), each Manager shall pay all of its own out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated hereunder.

6.                                      Conditions to the Obligations of the Managers.  The respective obligations of each Manager under this Agreement and any Terms Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the Partnership Parties contained herein as of the Execution Time, each Representation Date, and as of each Applicable Time, Settlement Date and Time of Delivery, (ii) to the performance by the Partnership Parties of their obligations hereunder and (iii) the following additional conditions:

(a)                                 Filing of Prospectus; No Stop Order.  The Prospectus, and any supplement thereto, required by Rule 424 to be filed with the Commission have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Units; any other material required to be filed by the Partnership pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)                                 Partnership Entities’ Counsel Opinion.  The Partnership shall have requested and caused Latham & Watkins LLP to furnish to the Managers, on every date specified in Section 4(l) of this Agreement, except as otherwise provided in Section 4(q), its written opinion, 10b-5 statement and opinion regarding certain tax matters, each dated as of such date and addressed to the Managers, in form and substance satisfactory to the Managers, substantially in the forms attached hereto as Exhibit A-1, Exhibit A-2 and Exhibit A-3, respectively.

(c)                                  General Counsel Opinion.  The Partnership shall have requested and caused Brock M. Degeyter, as general counsel to the General Partner, to furnish to the Managers, on every date specified in Section 4(m) of this Agreement, except as otherwise provided in Section 4(q), his written opinion, dated as of such date and addressed to the Managers, in form and substance satisfactory to the Managers, substantially in the form attached hereto as Exhibit B.

(d)                                 Local Counsel Opinion.  The Managers shall have received from Richards, Layton & Finger P.A., special counsel to the Partnership, on every date specified in Section 4(n) of this Agreement, except as otherwise provided in Section 4(q), its written opinion, dated as of such date and addressed to the Managers, in form and substance satisfactory to the Managers, substantially in the form attached hereto as Exhibit C.

(e)                                  Managers’ Counsel Opinion.  The Managers shall have received from Baker Botts L.L.P., counsel for the Managers, on every date specified in Section 4(o) of this Agreement, except as otherwise provided in Section 4(q), its opinion or opinions, dated as of such date and addressed to the Managers, with respect to the issuance and sale of the Units, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Managers may reasonably require, and the Partnership shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f)                                   Officers’ Certificate.  The General Partner shall have furnished or caused to be furnished to the Managers, on every date specified in Section 4(k) of this Agreement, except as otherwise provided in Section 4(q), a certificate of the General Partner, signed by the Chief Executive Officer and the Chief Financial Officer of the General Partner, dated as of such date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package and the Prospectus and any supplements or amendments thereto and this Agreement and that:

(i)                                     the representations, warranties and agreements of the Partnership Parties in Section 2 of this Agreement are true and correct on and as of such date with the same effect as if made on such date and the Partnership Parties have complied with all of their agreements contained herein and satisfied all the conditions on their part to be performed or satisfied hereunder at or prior to such date;

(ii)                                  no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Partnership’s knowledge, threatened; and

(iii)                               since the date of the most recent financial statements included in the Disclosure Package, there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Partnership Entities, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus.

(g)                                  Comfort Letter.  The Partnership shall have requested and caused Deloitte & Touche, LLP to have furnished to the Managers, on every date specified in Section 4(p) hereof and to the extent requested by the Managers in connection with any offering of the Units, except as otherwise provided in Section 4(q), letters (which may refer to letters previously delivered to the Managers), dated as of such date, in form and substance satisfactory to the Managers, (i) confirming that they are independent public accountants within the meaning of the Securities Act and the Public Company Accounting Oversight Board and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Registration Statement and the Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h)                                 No Material Change.  Since the respective dates as of which information is disclosed in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Partnership Entities taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Managers, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(i)                                     No Downgrading.  Between the Execution Time and the time of any sale of Units through the Managers, there shall not have been any decrease in the rating of any of the Partnership’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(j)                                    FINRA.  FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement or any Terms Agreement.

(k)                                 NYSE Listing.  The Units shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Managers.

(l)                                     Other Certificates.  Prior to each Settlement Date and Time of Delivery, as applicable, the Partnership shall have furnished to the Managers such further information, certificates and documents as the Managers or counsel for the Managers may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Managers and counsel for the Managers, this Agreement and all obligations of the Managers hereunder may be canceled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by the Managers.  Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Baker Botts L.L.P., counsel for the Managers, at One Shell Plaza, 910 Louisiana St, Houston, Texas 77002, or electronically if agreed to by the parties, on each such date as provided in this Agreement.

7.                                      Indemnification and Contribution.

(a)                                 The Partnership Parties, jointly and severally, agree to indemnify and hold harmless each Manager, the directors, officers, employees, affiliates and agents of each Manager and each person, if any, who controls any Manager within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Units as originally filed or in any amendment thereof, or in the Base Prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that no Partnership Party will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Partnership by such Manager specifically for inclusion therein.  This indemnity will be in addition to any liability that the Partnership Parties may otherwise have.  Each of the Partnership Parties acknowledges that the name and contact information of the Managers in the Prospectus Supplement and the Prospectus constitute the only information furnished in writing by or on behalf of the Managers for inclusion in the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus.

(b)                                 Each Manager, severally and not jointly, agree to indemnify and hold harmless each of the Partnership Parties, their respective directors, each of their officers who signed the Registration Statement, and each person, if any, who controls any Partnership Party within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Partnership Parties to such Manager, but only with reference to written information relating to such Manager furnished to the Partnership by such Manager specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity will be in addition to any liability which such Manager may otherwise have.

(c)                                  Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent: (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include an admission of fault.

(d)                                 In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, each of the Partnership Parties and the Managers agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Partnership Parties and one or more of the Managers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties on the one hand and by the Managers on the other from the offering of the Units.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, each of the Partnership Parties and the Managers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership Parties on the one hand and of the Managers on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Partnership Parties shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Partnership, and benefits received by the Managers shall be deemed to be equal to the total underwriting discounts and commissions, in each case as determined by this Agreement or any applicable Terms Agreement.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Partnership Parties on the one hand or the Managers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  Each of the Partnership Parties and the Managers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), in no event shall the Managers be required to contribute any amount in excess of the amount by which the underwriting discount or commission, as the case may be, applicable to the Units purchased by the Managers hereunder exceeds the amount of any damages that the Managers have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 7, each person who controls any Manager within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, affiliate and agent of the Managers shall have the same rights to contribution as the Managers, and each person who controls any Partnership Party within the meaning of either the Securities Act or the Exchange Act, each officer of the General Partner who shall have signed the Registration Statement and each director of the Partnership Parties shall have the same rights to contribution as any of the Partnership Parties, subject in each case to the applicable terms and conditions of this paragraph (d).

8.                                      Termination.

(a)                                 The Partnership shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Units in its sole discretion at any time.  Any such termination shall be without liability of any party to any other party except that (i) if Units have been sold through the Managers for the Partnership, then Section 4(v) shall remain in full force and effect, (ii) with respect to any pending sale, through the Managers for the Partnership, the obligations of the Partnership Parties, including in respect of compensation of the Managers, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 2, 5, 7, 9, 10, 12, 13, 14, and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)                                 Each Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Units in its sole discretion at any time.  Any such termination shall be without liability of any party to any other party except that the provisions of Sections 2, 5, 7, 9, 10, 12, 13, 14, and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c)                                  This Agreement shall remain in full force and effect unless terminated pursuant to Sections 8(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 2, 5, 7 and 9 shall remain in full force and effect.

(d)                                 Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by any Manager or the Partnership, as the case may be.  If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Units, such sale shall settle in accordance with the provisions of Section 3(a)(vii) of this Agreement.

(e)                                  In the case of any purchase of Units by any Manager pursuant to a Terms Agreement, the obligations of such Manager pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of such Manager, by notice given to the Partnership prior to the Time of Delivery relating to such Units, if at any time prior to such delivery and payment (i) trading in the Partnership’s Common Units shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of such Manager, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Prospectus (exclusive of any amendment or supplement thereto).

9.                                      Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Partnership Parties or their officers and of each Manager set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by the Managers or the Partnership Parties or any of the officers, directors, employees, affiliates, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Units.

10.                               Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Managers, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: +1 (646) 291-1469) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention:  General Counsel; Deutsche Bank Securities Inc., 60 Wall Street, 2nd Floor, New York, New York 10005, Attn: Equity Capital Markets — Syndicate Desk, Fax: (212) 797-9344; and RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, New York 10281-8089, Attention: Syndicate Director, Fax: (212) 428-6260; or, if sent to the Partnership Parties, will be mailed, delivered or telefaxed to (214) 242-1972 and confirmed to it at 1790 Hughes Landing Blvd, Suite 500, The Woodlands, Texas 77380, Attention: Brock M. Degeyter.

11.                               Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

12.                               Research Analyst Independence.  The Partnership Parties acknowledge that the Managers’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Managers’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering of the Units that differ from the views of their respective investment banking divisions.  The Partnership Parties hereby waive and release, to the fullest extent permitted by law, any claims that the Partnership Parties may have against the Managers with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to any of the Partnership Parties by such Managers’ investment banking divisions.  The Partnership Parties acknowledge that each of the Managers is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Partnership.

13.                               Patriot Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Managers are required to obtain, verify and record information that identifies their respective clients, including the Partnership Parties, which information may include the name and address of their respective clients, as well as other information that will allow the Managers to properly identify their respective clients.

14.                               No Fiduciary Duty. Each of the Partnership Parties hereby acknowledges that (a) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership Parties, on the one hand, and the Managers and any affiliates through which they may be acting, on the other, (b) the Managers are acting solely as sales agents and/or principals in connection with the purchase and sale of the Units and not as fiduciaries of the Partnership Parties and (c) the Partnership Parties’ engagement of each Manager in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity.  Furthermore, each of the Partnership Parties agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any Manager has advised or is currently advising the Partnership Parties on related or other matters).  Each of the Partnership Parties agrees that it will not claim that such Manager has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Partnership Parties, in connection with such transaction or the process leading thereto.

15.                               Integration. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) among any of the Partnership Parties and the Managers, or any of them, with respect to the subject matter hereof.

16.                               Applicable Law.  This Agreement and any Terms Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17.                               Waiver of Jury Trial.  Each of the Partnership Parties hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.

18.                               Counterparts.  This Agreement and any Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19.                               Headings.  The section headings used in this Agreement and any Terms Agreement are for convenience only and shall not affect the construction hereof.

20.                               Definitions.  The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.

“Applicable Time” shall mean, with respect to any Units, the time of sale of such Units pursuant to this Agreement or any relevant Terms Agreement.

“Base Prospectus” shall mean the base prospectus referred to in Section 2(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Prospectus Supplement, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule I hereto, (iv) the public offering price of Units sold at the relevant Applicable Time and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement.

“Prospectus Supplement” shall mean the most recent prospectus supplement relating to the Units that was first filed pursuant to Rule 424(b) at or prior to the Execution Time.

“Registration Statement” shall mean the registration statement referred to in Section 2(a) above, including exhibits and financial statements and any prospectus supplement relating to the Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.  Any reference to any Prospectus Supplement or Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Prospectus Supplement or the Prospectus, as the case may be.

“Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B,” “Rule 433” and “Rule 462” refer to such rules under the Securities Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 2(a) hereof.

“Rules and Regulations” shall mean the rules and regulations of the Commission under the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the Rules and Regulations of the Commission promulgated thereunder.

[Signature page follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Partnership Parties and the Managers.

Very truly yours,

SUMMIT MIDSTREAM PARTNERS, LP

By:	Summit Midstream GP, LLC,
its General Partner

	By:	/s/ Steven J. Newby
Name: Steven J. Newby
Title: President and Chief Executive Officer

SUMMIT MIDSTREAM GP, LLC

	By:	/s/ Steven J. Newby
Name: Steven J. Newby
Title: President and Chief Executive Officer

SUMMIT MIDSTREAM HOLDINGS, LLC

	By:	/s Steven J. Newby
Name: Steven J. Newby
Title: President and Chief Executive Officer

Signature Page to Equity Distribution Agreement

The foregoing Agreement is
hereby confirmed and accepted
as of the date first written above.

Citigroup Global Markets Inc.

By:	/s/ Javier Artola
Name: Javier Artola
Title: Vice President

Deutsche Bank Securities Inc.

By:	/s/ Francis Windels
Name: Francis Windels
Title: Managing Director

By:	/s/ Stephen Lambrix
Name: Stephen Lambrix
Title: Director

RBC Capital Markets, LLC

By:	/s/ Michael Davis
Name: Michael Davis
Title: Managing Director

Signature Page to Equity Distribution Agreement

SCHEDULE I

Free Writing Prospectuses included in the Disclosure Package

None.

SCHEDULE II

List of Jurisdictions of Foreign Qualification

Entity	Jurisdiction of Formation	Foreign Qualifications
Summit Midstream Partners, LP	Delaware	Texas Georgia
Summit Midstream GP, LLC	Delaware	Texas Georgia
Summit Midstream Holdings, LLC	Delaware	Colorado Georgia Texas
Grand River Gathering, LLC	Delaware	Colorado
DFW Midstream Services LLC	Delaware	Texas West Virginia
Bison Midstream, LLC	Delaware	North Dakota
Red Rock Gathering Company, LLC	Delaware	Colorado Utah
Ridgeline Gathering Company, LLC	Delaware	Colorado
Epping Transmission Company, LLC	Delaware	North Dakota
Polar Midstream, LLC	Delaware	North Dakota

ANNEX I

[Form of Terms Agreement]

SUMMIT MIDSTREAM PARTNERS, LP

Common Units Representing Limited Partner Interests

TERMS AGREEMENT

, 20

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York, 10013

Dear Sirs:

Summit Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated June 12, 2015 (the “Equity Distribution Agreement”), among the Partnership, Summit Midstream GP, LLC, a Delaware limited liability company, Summit Midstream Holdings, LLC, a Delaware limited liability company (collectively, the “Partnership Parties”), and Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and RBC Capital Markets, LLC, to issue and sell to [   ] (the “Manager”) the securities specified in the Schedule I hereto (the “Purchased Units”) [, and solely for the purpose of covering over-allotments, to grant to [   ] the option to purchase the additional securities specified in the Schedule I hereto (the “Additional Units”)].

[[   ] shall have the right to purchase from the Partnership all or a portion of the Additional Units as may be necessary to cover over-allotments made in connection with the offering of the Purchased Units, at the same purchase price per unit to be paid by the Manager to the Partnership for the Purchased Units.  This option may be exercised by the Manager at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Partnership.  Such notice shall set forth the aggregate number of Additional Units as to which the option is being exercised, and the date and time when the Additional Units are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in the Schedule I hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised.  Payment of the purchase price for the Additional Units shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Units.]

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by the Manager, as agent of the Partnership, of offers to purchase

Annex I - 1

securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein.  Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, the Time of Delivery [and any Option Closing Date], except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement, the Time of Delivery [and any Option Closing Date] in relation to the Prospectus as amended and supplemented to relate to the Purchased Units.

An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Units [and the Additional Units], in the form heretofore delivered to the Manager is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Partnership agrees to issue and sell to the Manager and the latter agrees to purchase from the Partnership the number of Purchased Units at the time and place and at the purchase price set forth in the Schedule I hereto.

[Signature page follows]

Annex I - 2

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement among the Managers and the Partnership Parties.

Very truly yours,

SUMMIT MIDSTREAM PARTNERS, LP

By:	Summit Midstream GP, LLC,
its General Partner

By:
Name: Steven J. Newby
Title: President and Chief Executive Officer

SUMMIT MIDSTREAM GP, LLC

By:
Name: Steven J. Newby
Title: President and Chief Executive Officer

SUMMIT MIDSTREAM HOLDINGS, LLC

By:
Name: Steven J. Newby
Title: President and Chief Executive Officer

Annex I - 3

ACCEPTED as of the date
first written above.

[ ]

By:
Name:
Title:

Annex I - 4

Schedule I to the Terms Agreement

Title of Purchased Units [and Additional Units]:

Units Representing Limited Partnership Interests

Number of Purchased Units:

[Number of Additional Units:]

Price to Public:

Purchase Price by the Manager(s):

Method of and Specified Funds for Payment of Purchase Price:

By wire transfer to a bank account specified by the Partnership in same day funds.

Method of Delivery:

Free delivery of the Purchased Units to the Manager’s account at The Depository Trust Company in return for payment of the purchase price.

Time of Delivery:

Closing Location:

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing at the Time of Delivery [and on any Option Closing Date]:

(1)    The opinions referred to in Section 4(l), (m) and (n).

(2)    The opinion referred to in Section 4(o).

(3)    The accountants’ letter referred to in Section 4(p).

(4)    The officers’ certificate referred to in Section 4(k).

(5)    Such other documents as the Manager shall reasonably request.

EXHIBIT A-1

FORM OF OPINION OF LATHAM & WATKINS LLP

1.                                      The Partnership is a limited partnership duly formed under the Delaware LP Act with limited partnership power and authority to own its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus.  With the consent of the Managers, based solely on certificates from public officials, such counsel confirms that the Partnership is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business and in good standing in the states set forth opposite its name on Annex I hereto.

2.                                      The General Partner is a limited liability company duly formed under the Delaware LLC Act with limited liability company power and authority to own its properties, conduct its business and act as the general partner of the Partnership as described in the Registration Statement, the Disclosure Package and the Prospectus.  With the consent of the Managers, based solely on certificates from public officials, such counsel confirms that the General Partner is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business and in good standing in the states set forth opposite its name on Annex I hereto.

3.                                      Summit Midstream is a limited liability company under the Delaware LLC Act with limited liability company power and authority to own its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus.  With the consent of the Managers, based solely on certificates from public officials, such counsel confirms that Summit Midstream is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business and in good standing in the states set forth opposite its name on Annex I hereto.

4.                                      Each of the Operating Subsidiaries is a limited liability company under the Delaware LLC Act with limited liability company power and authority to own its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus.  With the consent of the Managers, based solely on certificates from public officials, such counsel confirms that each of the Operating Subsidiaries is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business and in good standing in the states set forth opposite its name on Annex I hereto.

5.                                      The Units to be issued and sold by the Partnership pursuant to this Agreement and the limited partner interests represented thereby have been duly authorized by all necessary limited partnership action of the Partnership and, when issued to and delivered to you in accordance with the terms of this Agreement, will be validly issued and free of preemptive rights arising from the Partnership Agreement and the Partnership’s certificate of limited partnership.  Under the Delaware LP Act, purchasers of the Units will have no obligation to make further payments for their purchase of the Units or contributions to the Partnership solely by reason of their ownership of the Units or their status as limited partners of the Partnership and no personal liability for the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, solely by reason of being limited partners of the Partnership.

Exhibit A-1-1

6.                                      The execution, delivery and performance of this Agreement by each of the Partnership Parties have been duly authorized by all necessary limited liability company or limited partnership action, as applicable, of each of the Partnership Parties, and this Agreement has been duly executed and delivered by each of the Partnership Parties.

7.                                      The execution and delivery of this Agreement by each of the Partnership Parties, the issuance and sale of the Units by the Partnership to the Managers pursuant to this Agreement, do not on the date hereof:

(i)        violate the Organizational Documents; or

(ii)       result in the breach of or a default under any agreements listed on Annex II;(1) or

(iii)      violate (a) any federal, Texas or New York statute, rule or regulation applicable to the Partnership Entities or (b) the Delaware LP Act or the Delaware LLC Act; or

(iv)      require any consents, approvals, or authorizations to be obtained by the Partnership Entities from, or any registrations, declarations or filings to be made by the Partnership Entities with, any governmental authority under (a) any federal, Texas or New York statute, rule or regulation applicable to the Partnership Entities or (b) the Delaware LP Act or the Delaware LLC Act, in each case, that have not been obtained or made.

8.                                      The Registration Statement has become effective under the Securities Act.  With the consent of the Managers, based solely upon review of the list of stop orders contained on the Commission’s website at http://www.sec.gov/litigation/stoporders.shtml at 8:30 a.m. Eastern Time on June 12, 2015, such counsel confirms that no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings therefor have been initiated by the Commission.  The Prospectus has been filed in accordance with Rule 424(b) and 430B under the Securities Act.

9.                                      The Registration Statement at June 12, 2015, including the information deemed to be a part thereof pursuant to Rule 430B under the Act, and the Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Securities Act and the rules and regulations of the Commission thereunder; it being understood, however, that such counsel expresses no view with respect to Regulation S-T or the financial statements, schedules, or other financial data, included in, incorporated by reference in, or omitted from, the Registration Statement, the Prospectus or the Form T-1.  For purposes of this paragraph, such counsel may assume that the statements made in the Registration Statement and the Prospectus are correct and complete.

(1)  Note: Annex II should list all indentures, credit facilities and other debt-related instruments of the Partnership filed as exhibits to or incorporated by reference into the Registration Statement.

Exhibit A-1-2

10.                               The statements in the Registration Statement, the Disclosure Package and the Prospectus under the captions “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Description of Our Common Units” and “The Partnership Agreement,” insofar as they purport to constitute a summary of the terms of the Common Units, the Subordinated Units or the Incentive Distribution Rights are accurate descriptions or summaries in all material respects.

11.                               The statements in the Registration Statement, the Disclosure Package and the Prospectus under the captions “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Description of Our Common Units,” “The Partnership Agreement” and “Investment in Summit Midstream Partners, LP by Employee Benefits Plans,” insofar as they purport to describe or summarize certain provisions of the documents or U.S. federal laws or the Delaware LP Act or the Delaware LLC Act referred to therein, are accurate descriptions or summaries in all material respects.

12.                               With the consent of the Managers, based solely upon a review on the date hereof of the General Partner LLC Agreement, all of the issued and outstanding limited liability company interests of the General Partner (the “GP Membership Interests”) are owned of record by SMP Holdings.  The issuance and sale of the GP Membership Interests has been duly authorized by all necessary limited liability company action of the General Partner, and such GP Membership Interests have been validly issued in accordance with the General Partner LLC Agreement. Under the Delaware LLC Act, SMP Holdings will have no obligation to make further payments for its ownership of the GP Membership Interests or contributions to the General Partner solely by reason of its ownership of the GP Membership Interests or its status as the sole member of the General Partner and no personal liability for the debts, obligations and liabilities of the General Partner, whether arising in contract, tort or otherwise, solely by reason of being the sole member of the General Partner.  With the consent of the Managers, based solely upon a review of the lien searches attached as an exhibit to such counsel’s opinion (the “Lien Search”), such counsel confirms that the GP Membership Interests are free and clear of Liens (as defined in such counsel’s opinion), other than those (i) created by or arising under the Delaware LLC Act or the General Partner LLC Agreement, (ii) set forth or described on an exhibit to such counsel’s opinion or (iii) restrictions on transferability or other Liens described in the Registration Statement and the Prospectus.

13.                               With the consent of the Managers, based solely upon a review on the date hereof of the Partnership Agreement and certain resolutions of the board of directors of the General Partner, the General Partner is the sole general partner of the Partnership, and the 2.0% general partner interest in the Partnership (the “General Partner Interest”) and all of the outstanding IDRs of the Partnership (together with the General Partner Interest, the “GP Ownership Interests”) are owned of record by the General Partner.  The issuance and sale of the GP Ownership Interests have been duly authorized by all necessary limited partnership action of the Partnership, and such GP Ownership Interests have been validly issued in accordance with the Partnership Agreement.  Under the Delaware LP Act, the General Partner will have no obligation to make further payments for its ownership of the Incentive Distribution Rights or contributions to the Partnership solely by reason of its ownership of the Incentive Distribution Rights.  With your consent, based solely upon a review of the Lien Search, such counsel confirms that the GP Ownership Interests are free and clear of Liens, other than those (i) created

Exhibit A-1-3

by or arising under the Delaware LP Act or the Partnership Agreement, (ii) set forth or described on an exhibit to such counsel’s opinion or (iii) restrictions on transferability or other Liens described in the Registration Statement and the Prospectus.

14.                               With the consent of the Managers, based solely upon a review on the date hereof of the Midstream LLC Agreement, all of the issued and outstanding limited liability company interests of Summit Midstream (the “Summit Midstream Membership Interests”) are owned of record by the Partnership.  The issuance and sale of the Summit Midstream Membership Interests have been duly authorized by all necessary limited liability company action of Summit Midstream, and such Summit Midstream Membership Interests have been validly issued in accordance with the Midstream LLC Agreement.  Under the Delaware LLC Act, the Partnership will have no obligation to make further payments for its ownership of the Summit Midstream Membership Interests or contributions to Summit Midstream solely by reason of its ownership of the Summit Midstream Membership Interests or its status as the sole member of Summit Midstream and no personal liability for the debts, obligations and liabilities of Summit Midstream, whether arising in contract, tort or otherwise, solely by reason of being the sole member of Summit Midstream.  With the consent of the Managers, based solely upon a review of the Lien Search, such counsel confirms that the Summit Midstream Membership Interests are free and clear of Liens, other than those (i) created by or arising under the Delaware LLC Act or the Midstream LLC Agreement, (ii) set forth or described on an exhibit to such counsel’s opinion, (iii) arising under the Revolving Credit Agreement or (iv) restrictions on transferability or other Liens described in the Registration Statement and the Prospectus.

15.                               With the consent of the Managers, based solely upon a review on the date hereof of the DFW LLC Agreement, all of the issued and outstanding limited liability company interests in DFW (the “DFW Interests”) are owned of record by Summit Midstream. The issuance and sale of the DFW Interests have been duly authorized by all necessary limited liability company action of DFW, and the DFW Interests have been validly issued in accordance with the DFW LLC Agreement.  Under the Delaware LLC Act, Summit Midstream will have no obligation to make further payments for its ownership of the DFW Interests, or contributions to DFW solely by reason of its ownership of the DFW Interests or its status as a member of DFW and no personal liability for the debts, obligations and liabilities of DFW, whether arising in contract, tort or otherwise, solely by reason of being a member of DFW.  With the consent of the Managers, based solely upon a review of the Lien Search, such counsel confirms that the DFW Interests are free and clear of Liens, other than those (i) created by or arising under the Delaware LLC Act or the DFW LLC Agreement, (ii) set forth or described on an exhibit to such counsel’s opinion, (iii) arising under the Revolving Credit Agreement or (iv) restrictions on transferability or other Liens described in the Registration Statement and the Prospectus.

16.                               With the consent of the Managers, based solely upon a review on the date hereof of the limited liability company agreement of Grand River, all of the issued and outstanding limited liability company interests of Grand River (the “Grand River Interests”) are owned of record by Summit Midstream. The issuance and sale of the Grand River Interests have been duly authorized by all necessary limited liability company action of Grand River, and such Grand River Interests have been validly issued in accordance with the limited liability company agreement of Grand River.  Under the Delaware LLC Act, Summit Midstream will have no obligation to make further payments for its ownership of the Grand River Interests or

Exhibit A-1-4

contributions to Grand River solely by reason of its ownership of the Grand River Interests or its status as the sole member of Grand River and no personal liability for the debts, obligations and liabilities of Grand River, whether arising in contract, tort or otherwise, solely by reason of being the sole member of Grand River.  With the consent of the Managers, based solely upon a review of the Lien Search, such counsel confirms that the Grand River Interests are free and clear of Liens, other than those (i) created by or arising under the Delaware LLC Act or the Grand River LLC Agreement, (ii) set forth or described on an exhibit to such counsel’s opinion, (iii) arising under the Revolving Credit Agreement or (iv) restrictions on transferability or other Liens described in the Registration Statement and the Prospectus.

17.                               With the consent of the Managers, based solely upon a review on the date hereof of the limited liability company agreement of Bison, all of the issued and outstanding limited liability company interests of Bison (the “Bison Interests”) are owned of record by Summit Midstream. The issuance and sale of the Bison Interests have been duly authorized by all necessary limited liability company action of Bison, and such Bison Interests have been validly issued in accordance with the limited liability company agreement of Bison.  Under the Delaware LLC Act, Summit Midstream will have no obligation to make further payments for its ownership of the Bison Interests or contributions to Bison solely by reason of its ownership of the Bison Interests or its status as the sole member of Bison and no personal liability for the debts, obligations and liabilities of Bison, whether arising in contract, tort or otherwise, solely by reason of being the sole member of Bison.  With the consent of the Managers, based solely upon a review of the Lien Search, such counsel confirms that the Bison Interests are free and clear of Liens, other than those (i) created by or arising under the Delaware LLC Act or the Bison LLC Agreement, (ii) set forth or described on an exhibit to such counsel’s opinion, (iii) arising under the Revolving Credit Agreement or (iv) restrictions on transferability or other Liens described in the Registration Statement and the Prospectus.

18.                               With the consent of the Managers, based solely upon a review on the date hereof of the limited liability company agreement of Red Rock, all of the issued and outstanding limited liability company interests of Red Rock (the “Red Rock Interests”) are owned of record by Grand River. The issuance and sale of the Red Rock Interests have been duly authorized by all necessary limited liability company action of Red Rock, and such Red Rock Interests have been validly issued in accordance with the limited liability company agreement of Red Rock.  Under the Delaware LLC Act, Grand River will have no obligation to make further payments for its ownership of the Red Rock Interests or contributions to Red Rock solely by reason of its ownership of the Red Rock Interests or its status as the sole member of Red Rock and no personal liability for the debts, obligations and liabilities of Red Rock, whether arising in contract, tort or otherwise, solely by reason of being the sole member of Red Rock.  With the consent of the Managers, based solely upon a review of the Lien Search, such counsel confirms that the Red Rock Interests are free and clear of Liens, other than those (i) created by or arising under the Delaware LLC Act or the Red Rock LLC Agreement, (ii) set forth or described on an exhibit to such counsel’s opinion, (iii) arising under the Revolving Credit Agreement or (iv) restrictions on transferability or other Liens described in the Registration Statement and the Prospectus.

19.                               With the consent of the Managers, based solely upon a review on the date hereof of the limited liability company agreement of Ridgeline, all of the issued and outstanding

Exhibit A-1-5

limited liability company interests of Ridgeline (the “Ridgeline Interests”) are owned of record by Red Rock. The issuance and sale of the Ridgeline Interests have been duly authorized by all necessary limited liability company action of Ridgeline, and such Ridgeline Interests have been validly issued in accordance with the limited liability company agreement of Ridgeline. Under the Delaware LLC Act, Red Rock will have no obligation to make further payments for its ownership of the Ridgeline Interests or contributions to Ridgeline solely by reason of its ownership of the Ridgeline Interests or its status as the sole member of Ridgeline, and no personal liability for the debts, obligations and liabilities of Ridgeline, whether arising in contract, tort or otherwise, solely by reason of being the sole member of Ridgeline. With your consent, based solely upon a review of the Lien Search, we confirm that the Ridgeline Interests are free and clear of Liens, other than those (i) created by or arising under the Delaware LLC Act or the limited liability company agreement of Ridgeline, (ii) set forth or described on an exhibit to such counsel’s opinion, (iii) arising under the Revolving Credit Agreement or (iv) restrictions on transferability or other Liens described in the Registration Statement and the Prospectus.

20.                               With the consent of the Managers, based solely upon a review on the date hereof of the limited liability company agreement of Epping, all of the issued and outstanding limited liability company interests of Epping (the “Epping Interests”) are owned of record by Bison. The issuance and sale of the Epping Interests have been duly authorized by all necessary limited liability company action of Epping, and such Epping Interests have been validly issued in accordance with the limited liability company agreement of Epping. Under the Delaware LLC Act, Bison will have no obligation to make further payments for its ownership of the Epping Interests or contributions to Epping solely by reason of its ownership of the Epping Interests or its status as the sole member of Epping, and no personal liability for the debts, obligations and liabilities of Epping, whether arising in contract, tort or otherwise, solely by reason of being the sole member of Epping. With your consent, based solely upon a review of the Lien Search, we confirm that the Epping Interests are free and clear of Liens, other than those (i) created by or arising under the Delaware LLC Act or the limited liability company agreement of Epping, (ii) set forth or described on an exhibit to such counsel’s opinion, (iii) arising under the Revolving Credit Agreement or (iv) restrictions on transferability or other Liens described in the Registration Statement and the Prospectus.

21.                               With the consent of the Managers, based solely upon a review on the date hereof of the limited liability company agreement of Polar, all of the issued and outstanding limited liability company interests of Polar (the “Polar Interests”) are owned of record by Bison. The issuance and sale of the Polar Interests have been duly authorized by all necessary limited liability company action of Polar, and such Polar Interests have been validly issued in accordance with the limited liability company agreement of Polar. Under the Delaware LLC Act, Bison will have no obligation to make further payments for its ownership of the Polar Interests or contributions to Polar solely by reason of its ownership of the Polar Interests or its status as the sole member of Polar, and no personal liability for the debts, obligations and liabilities of Polar, whether arising in contract, tort or otherwise, solely by reason of being the sole member of Polar. With your consent, based solely upon a review of the Lien Search, we confirm that the Polar Interests are free and clear of Liens, other than those (i) created by or arising under the Delaware LLC Act or the limited liability company agreement of Polar, (ii) set forth or described on an exhibit to such counsel’s opinion, (iii) arising under the Revolving Credit Agreement or (iv)

Exhibit A-1-6

restrictions on transferability or other Liens described in the Registration Statement and the Prospectus.

22.                               With your consent, based solely upon a review on the date hereof of the Partnership Agreement, the books and records of the Partnership and certain resolutions of the board of directors of the General Partner, [after giving effect to the issuance and sale of the Units pursuant to this Agreement,](2) the issued and outstanding partnership interests of the Partnership consist of 41,972,093 Common Units, 24,409,850 Subordinated Units, the General Partner Interest, the Incentive Distribution Rights and the limited partner interests in the Partnership issued pursuant to the Partnership’s long-term incentive plan.

23.                               The Partnership is not, and immediately after giving effect to the sale of the Units in accordance with this Agreement and the application of the proceeds as described in the Prospectus under the caption “Use of Proceeds” will not be required to be, registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(2)  Note: To be included in opinions after the commencement of the program.

Exhibit A-1-7

Annex I

Entity	Jurisdiction of Formation	Foreign Qualifications
Summit Midstream Partners, LP	Delaware	Texas Georgia
Summit Midstream GP, LLC	Delaware	Texas Georgia
Summit Midstream Holdings, LLC	Delaware	Colorado Georgia Texas
Grand River Gathering, LLC	Delaware	Colorado
DFW Midstream Services LLC	Delaware	Texas West Virginia
Bison Midstream, LLC	Delaware	North Dakota
Red Rock Gathering Company, LLC	Delaware	Colorado Utah
Ridgeline Gathering Company, LLC	Delaware	Colorado
Epping Transmission Company, LLC	Delaware	North Dakota
Polar Midstream, LLC	Delaware	North Dakota

Exhibit A-1-8

EXHIBIT A-2

FORM OF 10-B5 OPINION OF LATHAM & WATKINS LLP

The primary purpose of such counsel’s professional engagement was not to establish or confirm factual matters or financial or quantitative information.  Therefore, such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in, or incorporated by reference in, the Registration Statement, the Prospectus or the Incorporated Documents(3) (except to the extent expressly set forth in the numbered paragraphs 10 and 11 of such counsel’s letter to the Managers of even date and in such counsel’s letter to the Managers of even date with respect to certain tax matters), and have not made an independent check or verification thereof (except as aforesaid). However, in the course of acting as special counsel to the Partnership in connection with the preparation by the Partnership of the Registration Statement and the Prospectus, such counsel has reviewed the Registration Statement, the Prospectus and the Incorporated Documents, and participated in conferences and telephone conversations with officers and other representatives of the Partnership Entities, the independent public accountants for the Partnership, representatives of the Managers, and the Managers’ counsel, during which conferences and conversations the contents of the Registration Statement and the Prospectus and related matters were discussed.  Such counsel also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants, and oral and written statements of officers and other representatives of the Partnership and others as to the existence and consequence of certain factual and other matters.

Based on such counsel’s participation, review and reliance as described above, such counsel advises the Managers that no facts came to their attention that caused them to believe that:

(a)                                 the Registration Statement, at the Effective Date, including the information deemed to be a part of the Registration Statement pursuant to Rule 430B under the Securities Act (together with the Incorporated Documents at that time), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or

(b)                                 the Prospectus, as of its date or as of the date hereof (together with the Incorporated Documents at those dates), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that such counsel expresses no belief with respect to the financial statements, schedules, or other financial data included or incorporated by reference in, or omitted from, the Registration Statement, the Prospectus, the Incorporated Documents or the Form T-1.

(3)                                 “Incorporated Documents” means “the reports filed by the Partnership with the Commission and, in each case giving effect to Rule 412 under the Act, incorporated in the Registration Statement or the Prospectus by reference”

Exhibit A-2-1

EXHIBIT A-3

FORM OF TAX OPINION OF LATHAM & WATKINS LLP

Based on such facts and subject to the qualifications, assumptions and limitations set forth herein and in the Registration Statement and the Prospectus, our opinion that is filed as an exhibit to the current report on Form 8-K of the Partnership is confirmed, and you may rely upon such opinion as if it were addressed to you.

Exhibit A-3-1

EXHIBIT B

FORM OF OPINION OF BROCK M. DEGEYTER

1.                                      None of (a) the offering, issuance or sale of the Units to be sold by the Partnership under this Agreement, (b) the execution, delivery and performance of this Agreement by the Partnership Parties or (c) the consummation of the transactions contemplated by this Agreement (i) conflicts or will conflict with or constitutes or will constitute a breach or violation of, a change of control, or a default (or an event that, with notice or lapse of time or both, would constitute such an event) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound (excluding the agreements listed on Annex I;(4)); (ii) result in the creation of any security interest in, or Lien upon, any property or assets of any of the Partnership Entities or (iii) violates or will violate any order, judgment, decree or injunction known to such counsel of any court or governmental agency or Delaware, Texas or federal body directed to any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is a party or is bound, except for such conflicts, violations, breaches or defaults or Liens that, individually or in the aggregate, have not materially impaired and will not materially impair the ability of any of the Partnership Entities to consummate the transactions provided for in this Agreement.

2.                                      Except as described in the Registration Statement, Disclosure Package and the Prospectus, there are no profits interests or other equity interests options, warrants, preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any equity securities of any of the Partnership Entities.  To the knowledge of such counsel, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership.

3.                                      To the knowledge of such counsel, there are no (a) legal or governmental proceedings pending or threatened to which any of the Partnership Entities is a party or to which any of their respective properties is subject that are required to be described in the Registration Statement or the Prospectus but are not so described as required by the Securities Act or (b) agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement and the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Securities Act.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and other employees of the General Partner and the Partnership and upon information obtained from public officials, (ii) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (iii) state that such counsel’s opinion is limited to federal laws and the laws of the State of Texas and (iv) state that such counsel expresses no opinion with respect to (A) any permits to

(4)  Note: Annex I should list all documents included in Latham’s opinion.

Exhibit B-1

own or operate any real or personal property or (B) state or local tax statutes to which any of the Partnership Entities may be subject.

In addition, such counsel shall state that (A) Latham & Watkins LLP, Richards, Layton & Finger, P.A. and Baker Botts L.L.P. are each authorized to rely upon such opinion letter in connection with the offering as if such opinion letter were addressed and delivered to him on the date hereof and (B) subject to the foregoing, such opinion letter may be relied upon by the Managers and its counsel only in connection with the offering and no other use or distribution of this opinion letter may be made without such counsel’s prior written consent.

Exhibit B-2

EXHIBIT C

FORM OF OPINION OF RICHARDS, LAYTON & FINGER

1.                                      The Partnership Agreement constitutes a valid and binding obligation of the General Partner, and is enforceable against the General Partner, in its capacity as general partner of the Partnership, in accordance with its terms.

2.                                      The General Partner LLC Agreement constitutes a valid and binding obligation of SMP Holdings, and is enforceable against SMP Holdings, in its capacity as member of the General Partner, in accordance with its terms.

3.                                      The DFW LLC Agreement constitutes a valid and binding obligation of Summit Midstream and DFW, and is enforceable against Summit Midstream, in its capacity as a member of DFW, and DFW in accordance with its terms.

4.                                      The Grand River LLC Agreement constitutes a valid and binding obligation of Summit Midstream, and is enforceable against Summit Midstream, in its capacity as member of Grand River, in accordance with its terms.

5.                                      The Bison LLC Agreement constitutes a valid and binding obligation of Summit Midstream, and is enforceable against Summit Midstream, in its capacity as member of Bison, in accordance with its terms.

6.                                      The Midstream LLC Agreement constitutes a valid and binding obligation of the Partnership, and is enforceable against the Partnership, in its capacity as member of Summit Midstream, in accordance with its terms.

7.                                      The Red Rock LLC Agreement constitutes a valid and binding obligation of Grand River, and is enforceable against Grand River, in its capacity as a member of Red Rock, in accordance with its terms.

8.                                      The Ridgeline LLC Agreement constitutes a valid and binding obligation of Red Rock, and is enforceable against Red Rock, in its capacity as a member of Ridgeline, in accordance with its terms.

9.                                      The Epping LLC Agreement constitutes a valid and binding obligation of Bison, and is enforceable against Bison, in its capacity as a member of Epping, in accordance with its terms.

10.                               The Polar LLC Agreement constitutes a valid and binding obligation of Bison, and is enforceable against Bison, in its capacity as a member of Polar, in accordance with its terms.

Exhibit C-1